UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 19, 2011, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). The amended Code supersedes the Code of Business Conduct and Ethics adopted by the Board of Directors of the Corporation on November 16, 2010.

The adopted amendments revise the Code to emphasize the Corporation’s commitment to the internal reporting of any good faith concern, complaint or information of a suspected violation of the Code, and the Corporation’s prohibition on retaliation against employees for any such reporting. The amendments define “good faith” to mean a situation in which the employee reasonably believes that his or her information is as accurate and complete as possible, whether or not the reported behavior turns out to be a violation of the Corporation’s policies. Finally, the amendments clarify that an employee who reports his or her own misconduct will not be absolved of responsibility for their actions by the act of reporting.

The amendments took effect upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Corporation’s previous Code.

The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1	Code of Business Conduct and Ethics, as amended through July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: July 19, 2011	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

14.1	Code of Business Conduct and Ethics, as amended through July 19, 2011.